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Wells Fargo & Company

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Wells Fargo – Transforming for the Future March 2019 © 2019 Wells Fargo Bank, N.A. All rights reserved. This presentation may be used when meeting with investors from time to time in connection with the Company’s upcoming annual meeting of shareholders scheduled to be held on April 23, 2019.

Our Vision We want to satisfy our customers’ financial needs and help them succeed financially. Our Values What’s right for customers People as a competitive advantage Ethics Diversity and inclusion Leadership Our Goals We want to become the financial services leader in these areas: Customer service and advice Team member engagement Innovation Risk management Corporate citizenship Shareholder value The Vision, Values & Goals of Wells Fargo

Our Business, Strategy, and Goals Wells Fargo is a diversified, community-based financial services company, with $1.9 trillion in assets and approximately 260,000 team members working to serve one in three households in the United States. Consumer Banking Payments, Virtual Solutions, and Innovation (PVSI) Wealth and Investment Management Wholesale Banking Community Banking Home Lending Auto Personal Lending and Small Business Payments businesses and deposit products Credit Cards Virtual Channels Operations Innovation Merchant Services Wells Fargo Advisors Institutional Retirement and Trust Asset Management Private Bank Abbot Downing Wells Fargo Investment Institute Commercial Banking Commercial Capital Commercial Real Estate Corporate and Investment Banking Investment Portfolio Primary Business Groups Making Progress on Our Six Goals Customer Service and Advice: Retail banking customer experience scores for “Customer Loyalty” and “Overall Satisfaction with Most Recent Visit” reached a 24-month high in December 2018 Team Member Engagement: In 2018, voluntary team member attrition improved to its lowest level in six years Innovation: Creating digital account opening experience for many products, enhancing payments capabilities, and building capabilities and technologies that enable innovation; introduced customer-friendly services, including real-time balance alerts and Overdraft Rewind® to help our customers Risk Management: Introduced an updated and expanded risk management framework and focused on multiple transformative risk initiatives Corporate Citizenship: Donated $444 million to nearly 11,000 nonprofits, surpassing our 2018 target of $400 million Shareholder Value: For 2018, record diluted earnings per common share; higher return on assets and return on equity (both up from 2017); continued to return significant capital to shareholders Key Components of Our Enterprise Strategy Delivering excellent customer experiences through collaborating across business lines Becoming more customer-centric Simplifying our businesses and offerings Improving operational excellence Strengthening our risk oversight and controls Our ability to sustain solid financial performance in the face of recent challenges is a testament to the financial durability provided by our core franchise and diversified business model.

Diverse and Skilled Director Nominees

Our director nominees represent a highly qualified and diverse mix of directors who bring qualifications, skills, and experience relevant to Wells Fargo's business, strategy, risk profile, and risk appetite.

Director Nominees



John D. Baker II

Executive Chairman and CEO, FRP Holdings, Inc.

Committees: AEC, CC*



Celeste A. Clark

Principal, Abraham Clark Consulting, LLC; retired Sr. VP, Global Public Policy and External Relations, and Chief Sustainability Officer, Kellogg Company

Committees: CRC*, CC, GNC



Theodore F. Craver, Jr.

Retired Chairman, President, and CEO, Edison International

Committees: AEC, FC*



Elizabeth A. ("Betsy") Duke

Independent Chair

Former member of the Federal Reserve Board of Governors

Committees: CC, FC, GNC, RC



Wayne M. Hewett

Senior Advisor, Permira; Chairman, DiversiTech Corporation

Committees: CRC, HRC, RC



Donald M. James

Retired Chairman and CEO, Vulcan Materials Company

Committees: FC, GNC*, HRC



Maria R. Morris

Retired Executive Vice President and head of Global Employee Benefits business, MetLife, Inc.

Committees: HRC, RC*



Juan A. Pujadas

Retired Principal, PricewaterhouseCoopers LLP, and former Vice Chairman, Global Advisory Services, PwC Intl.

Committees: CC, FC, RC



James H. Quigley

CEO Emeritus and a retired Partner of Deloitte

Committees: AEC*, RC



Ronald L. Sargent

Retired Chairman and CEO, Staples, Inc.

Committees: AEC, CRC, GNC, HRC*



Timothy J. Sloan

CEO and President, Wells Fargo & Company

Committees: None



Suzanne M. Vautrinot

President, Kilovolt Consulting Inc.; Major General (retired), U.S. Air Force

Committees: CRC, CC, RC

AEC	Audit and Examination Committee
CRC	Corporate Responsibility Committee
CC	Credit Committee
*	Committee Chair
FC	Finance Committee
GNC	Governance and Nominating Committee
HRC	Human Resources Committee
RC	Risk Committee

Director Skillsets Align with our Strategy, Risk Profile, and Focus on our Vision, Values & Goals			Board is Diverse in Backgrounds and Experiences		Commitment to Refreshment Ensures Fresh Perspectives	
42%	**67%**	**33%**	**25%**	**33%**	**55%**	**3.5 years**
of director nominees have financial services experience	of director nominees have risk management experience	of director nominees have human capital management experience	of director nominees are racially / ethnically diverse	of director nominees are women	of independent director nominees elected since Jan. 2017	average tenure* of independent director nominees

* Based on completed years of service from date first elected to the Board.

As previously disclosed, Karen B. Peetz, a current director, will retire as a director at the Company's 2019 annual meeting of shareholders.

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Board-led Engagement Informs Governance Enhancements Over the past two years, the Board has made changes to enhance its composition, oversight, and governance practices which were informed by the Board’s comprehensive self-evaluation of Board performance and effectiveness and feedback provided by our investors and other stakeholders. Governance Practices Enhanced Disclosures Board Composition and Leadership Board engaged a third party to facilitate its 2018 and 2017 Board self-evaluations Enhanced director onboarding, director recruitment and nomination, and Board succession planning processes Enhanced existing shareholder right to call a special meeting Enhanced Corporate Governance Guidelines, including to more fully articulate the role of the Board, reflect the independent Chair leadership structure, and implement an overboarding policy Held meetings with external Stakeholder Advisory Council which was formed in Dec. 2017 Published our Business Standards Report in Jan. 2019 Significantly enhanced disclosure about our human capital management, culture, and performance management program and compensation practices in our proxy statements Disclosed our Company’s gender and racial/ethnic pay gaps and additional metrics on the representation of women and people of color in senior leadership Enhanced Board experience matrix in proxy statement to include diversity information Significant Board refreshment, with a majority of independent director nominees having joined the Board since Jan. 2017 Separated the roles of Chair and CEO in 2016 Since 2017 annual meeting, six of seven standing Board committees have new committee chairs Enhanced skills and experiences represented on Board, including financials services, risk management, information security/cyber, technology, regulatory, human capital management, finance, consumer, business process and operations, and social responsibility experience Board-led engagement program conducted year round Over 25 engagement meetings held with institutional investors with Board Chair participation since 2018 annual meeting Over 50 engagement meetings held with institutional investors since 2018 annual meeting Met with investors representing more than 35% of shares outstanding

Board Priorities The Board is focused on making progress across key priorities as we work to transform Wells Fargo, meet the expectations of our regulators, and rebuild trust with our stakeholders. Meeting Regulatory Expectations Satisfying regulatory expectations and the requirements of the Company’s outstanding consent orders with its regulators Enhancing our risk and reporting systems to meet the heightened regulatory expectations for systemically important financial institutions and our own goal of industry leadership in risk management Engaging in frequent and open communication with our regulators about our progress Enhancing Risk Management Remaining an industry leader in credit, market, and liquidity risk management Improving the Company’s risk management program Implementing plans to continue building our operational and compliance risk management systems to a level that matches our business, structure, and strategies Enhancing management-level governance committee structures, oversight, monitoring and controls, and escalation processes and procedures Operational Excellence Strengthening operations across the organization, including progress on the Company’s project to inventory and map all of our business processes Improving control testing and monitoring functions and reducing the number and complexity of our business processes in order to offer the potential for improving the efficiency and effectiveness of core operations Oversight of Culture and Human Capital Management Continuing to assess and shape the Company’s culture with an emphasis on ethics, training and development, and diversity and inclusion Focusing on human capital management practices, including talent management strategies such as plans to attract, retain, reward, develop, and care for the best talent Technology Consistent with the Company’s consumer strategy, meeting the needs of our customers by collaborating across businesses to provide offerings that allow customers to engage with us how, when, and where they choose Making sure all of our systems operate on up-to-date platforms, are able to process and protect massive amounts of data, and contribute to our vision of operational excellence and leadership in innovation Agenda Planning and Information Flow to the Board In addition to enhancing its corporate governance framework, the Board and management continue to improve information flow, escalation of matters, and reporting and analysis provided to the Board. Board Chair is actively managing Board agendas to provide sufficient time for key business, strategy, risk, culture, and other discussions, and additional time for Board focus on strategic planning, risk appetite alignment, and talent planning. For example, a two-day strategy review session was added to Board schedule beginning in 2018.

Culture and Human Capital Management Our Board and its Human Resources Committee oversee our efforts to strengthen and monitor our culture. In 2018, we introduced new behavioral expectations for all team members through a common leadership objective, with additional leadership expectations for managers. What We Say How We Behave Visions, Values & Goals Expectations and accountability for all team members What’s right for customers Act with integrity and always do the right thing for the customer Listen to all customers, anticipate their unique needs, and work in partnership to achieve their goals Build trust and long-term relationships People as a competitive advantage Encourage well-being and celebrate success Recognize and leverage each other’s contributions and talents Share best practices and embrace new ideas together Develop yourself and others Ethics Know what’s right and do what’s right; if you don’t know, ask Raise concerns and escalate early Take accountability for all actions and decisions made Be open, honest, and transparent Diversity and inclusion Make sure that people feel included, valued, supported, and heard Recognize and address your own biases Seek, accept, and encourage diversity of people and thought Leadership Inspire, engage, influence, and lead by example Proactively seek, give, and apply feedback Engage in courageous conversations Make decisions with a One Wells Fargo view Wells Fargo Culture Actions taken to listen to and invest in our team members Expanded and continued team member listening program, which monitors team member engagement and experience via assessments, surveys, and establishing a two-way dialogue between executives and team members Invested in our team members by granting restricted share rights to approximately 250,000 team members, raising the minimum hourly wage1 to $15, increasing the number of paid holidays1, and investing approximately $13,000 per team member in our benefit programs each year Promoting diversity and inclusion through sourcing diverse talent, building a diverse pipeline of candidates, and providing development and mentoring opportunities for team members of all diversity dimensions We have made strong progress in building the kind of culture that our team members expect and deserve. We will assess the many practices put in place over the past two years and continue to enhance them. Measuring progress In 2018, voluntary team member attrition improved to its lowest level in six years More than 75% of team members have actively participated in a company-wide survey since 2016 More than 4,000 exit surveys conducted and analyzed Behavioral expectations aligned with our Vision, Values & Goals implemented for all team members in 2018 See the Human Capital Management section beginning on page 62 of our Company’s 2019 proxy statement for more information. 1 Increases in minimum hourly pay and additional paid holidays were for U.S.-based team members.

Business Standards Report – “Learning from the Past, Transforming for the Future” Wells Fargo issued its Business Standards Report in January 2019 as part of our commitment to transparency and ongoing work to rebuild trust with stakeholders. The Business Standards Report, “Learning from the past, transforming for the future,” summarizes much of what we’ve done over the past two years to address past issues and provides updates on our businesses, practices, and progress on our six goals as we transform our Company Outlines actions the Company has taken and continues to take to: Improve our culture Make things right for customers who were harmed Reconstitute our organizational structure Strengthen risk management and controls This report was developed in response to a shareholder proposal received for inclusion in the Company’s 2018 proxy statement from a group of shareholders led by the Interfaith Center on Corporate Responsibility (ICCR) Involved more than 175 leaders and team members and was guided and overseen by our Board, our CEO, and our Operating Committee, which consists of executives reporting directly to our CEO Press Release https://newsroom.wf.com/press-release/corporate-and-financial/wells-fargo-issues-business-standards-report Business Standards Report Webpage https://www.wellsfargo.com/about/corporate/governance/business-standards-report/ Included in Report Chapters representing key focus areas for our company: Culture Company goals Leadership/corporate governance Risk management Stakeholder relationships Case studies Examples of business practices including many informed by lessons learned from our past We thank ICCR and other key stakeholders, including team members, customers, and our external Stakeholder Advisory Council, for their contributions to this report.

2018 Executive Compensation Program Overview Compensation program reflects our compensation principles: Pay for Performance; Attract and Retain Top Executive Talent; Foster Risk Management Culture; and Encourage Long-Term Shareholder Value Creation. Pay Element 2018 Form Key Metrics Purpose Base Salary Cash Fixed Fixed compensation reflecting experience and responsibility Annual Incentive Award Cash Based on performance objective framework that focuses on pre-established objectives that include expectations for both “what” is achieved and “how” it is achieved (see next slide for more detail on framework) May be earned from zero to 150% of annual base salary (except for the CEO, who does not have a target amount) Rewards Company performance, business line performance, risk management, effective management, leadership, and risk accountability Long-Term Compensation Performance Shares Performance Shares establish direct link to Company and share-price performance Based on 3-year RORCE relative to Financial Performance Peer Group, subject to absolute performance levels May vest from zero to 150% of target, but payout capped at 125% if relative TSR is not in top quartile Amount reduced if net operating loss during any year of performance Subject to forfeiture conditions giving the HRC discretion to forfeit all or a portion of unpaid awards upon the occurrence of specified conditions Aligns management and shareholder interests Emphasizes performance-based culture Creates strong long-term performance incentive, ownership, and retention tool At Risk HRC Continued to Strengthen Our Performance Share Award Design in 2019 2019: Introduced regulatory performance condition that gives the HRC discretion to forfeit all or a portion of an unpaid award based on the executive’s role and responsibility for the Company’s progress in resolving outstanding regulatory matters

Performance is based on Company results taking into account: Quantity - financial outcomes Quality - consistency with strategic plan and risk appetite Degree of difficulty - accounting for environmental factors Execution of key initiatives Effective Management and Business Performance Effective Management is based on strategic deliverables, initiatives, and expenses within the business or functional area Business Performance is determined based on an evaluation of business line results (if applicable) taking into account quantity (consistency with strategic plan, risk appetite) and degree of difficulty (accounting for environmental factors) Risk Management Risk Management is evaluated on effectiveness across all risk types, including compliance, operational, financial, strategic, and reputation Leadership Based on upholding the Vision, Values & Goals of Wells Fargo through the behaviors set forth in our comprehensive leadership success criteria Risk Accountability Leaders are accountable for fostering a sound risk environment and setting the “tone at the top” Company Performance Consideration of Company performance in the determination of annual incentives awards What is Achieved? Focuses on financial, strategic, and risk management objectives How is it Achieved? Focuses on how the executive performed in his or her role, acting as an overlay that can increase, reduce, or eliminate the final award Further strengthens executives’ compensation to leadership that aligns with and reinforces our Vision, Values & Goals Encourages achievement of pre-established Company performance and risk management objectives Rewards senior leaders when expectations are met or exceeded and holds them accountable for how they achieve them Introduced an enhanced framework in 2018 to evaluate executive performance and determine annual incentive awards: Enhanced 2018 Annual Incentive Performance Objective Framework In the “What” category, Risk Management is given equal weight to Effective Management and Business Performance

2018 CEO Compensation Decisions The Board’s and the Human Resources Committee’s CEO compensation decisions reflect our core compensation principles, company performance, and our progress in 2018. 2018 Amount and % of Pay Substantial portion of CEO pay in the form of long-term, performance-based equity CEO compensation continues to be substantially in the form of long-term, performance-based equity that vests following a 3-year performance period Awards are contingent on longer-term financial performance (absolute and relative RORCE), risk assessments, and forfeiture conditions, and have substantial holding requirements 2018 Performance Share Award $1 million less than 2017 $14 million (target amount) 76% Performance-based annual incentive award The HRC and the Board evaluated Mr. Sloan’s performance under the annual incentive performance objective framework (see prior slide), which included their consideration of: the Company’s strong financial results and steady progress against key goals, including risk management; his continued leadership on the Company’s top priority of rebuilding trust; and the additional progress required to achieve fully our risk management objectives and the significance of those objectives.  First annual incentive award since becoming CEO in Oct. 2016 See 2019 proxy statement pages 88-92 for more details. $2 million 11% No salary increase Salary remained flat Mr. Sloan’s last salary increase occurred in Mar. 2016, prior to becoming CEO $2.4 million 13% At Risk

Compensation Is Aligned with Performance and Promotes Accountability

The Board and the HRC have established a program that employs multiple performance, forfeiture, and clawback provisions to align with long-term, sustainable performance and discourage executive officers from taking excessive risks.

Continued Enhancements to Performance Conditions and Forfeiture Provisions in Equity Awards

Performance Shares Subject to Absolute and Relative RORCE

2019 - Incorporated regulatory performance condition that gives the HRC discretion to forfeit all or a portion of unpaid Performance Share award based on executive's role and responsibility for Wells Fargo's progress in resolving outstanding regulatory matters

2018 - Added TSR governor to Performance Shares awarded to executives that reduces the maximum payout from 150% to 125% if our TSR for the performance period is not in top quartile of our Financial Performance Peer Group

2013 - Added robust forfeiture conditions that apply to RSRs and Performance Shares that give the HRC discretion to forfeit all or a portion of unpaid awards upon the occurrence of certain specified conditions, including behavior that may have caused material reputational harm to Wells Fargo

2012 - Introduced Net Operating Loss (NOL) adjustor that reduces the target number of Performance Shares awarded by one-third for any year in the 3-year performance period that Wells Fargo incurs a NOL

Executive Accountability Actions Taken by our Board and the HRC

To reinforce collective responsibility of the senior leadership team for the overall operational and reputation risk of our Company, the HRC took the following actions in February 2017:

- Did not award 2016 annual incentive awards to eight members of our Operating Committee (including our current CEO) who were in place before Operating Committee was reconstituted
- Reduced payout of 2014 Performance Shares held by the same eight members of our Operating Committee by ~$26 million and reduced the payout held by other senior managers by 20% to 40%

Our Board and the HRC took a number of additional decisive actions in 2016 and 2017 relating to former executives to promote executive accountability in response to unacceptable retail banking sales practices, which included:

- Clawed back compensation of ~$28 million from our former CEO
- Caused the former head of our Community Bank to forfeit all outstanding stock options, worth ~$47 million at the time
- Caused the former CEO and the former head of Community Bank to forfeit all unvested equity awards, worth ~$41 million and ~$19 million, respectively at the time
- Did not award 2016 annual incentives to four other senior managers and caused them to forfeit all unvested equity awards and vested stock options

$180 million total impact

Multiple Clawback Policies and Provisions

Policy/Provision	*Triggers for Clawback*
1. Unearned compensation recoupment policy 2. Extended clawback policy 3. Equity award clawback provisions	• Misconduct by an executive that contributes to our Company having to restate all or a significant portion of its financial statements • Incentive compensation was based on materially inaccurate financial information or other materially inaccurate performance metric criteria, whether or not the executive was responsible • Our equity award agreements and our Long-Term Incentive Compensation Plan provide that all awards are subject to the terms of any applicable clawback policy maintained by or required by law

*Our Board may effect reimbursement or recovery by seeking repayment, or by reducing or canceling amounts otherwise payable (subject to applicable law and the terms of the applicable plan or arrangement).

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Item 3 – Approve the Company’s Amended and Restated Long-Term Incentive Compensation Plan Share Increase 200 million shares Estimated to allow for the grant of equity awards over the next four to five years Plan Extension 10 years subject to share limitations Other Best Practice Changes Accumulated dividends and dividend equivalents will not be paid on unvested awards At least 95% of awards must have at least a one-year vesting period Purpose of our LTICP The Company’s equity plan, our Long-Term Incentive Compensation Plan (LTICP), is an important way to attract, retain, and motivate key team members to produce growth in shareholder value and provide incentive compensation. The LTICP also allows us to deliver compensation aligned with our compensation principles focused on fostering a risk management culture and encouraging the creation of long-term shareholder value. In addition, in 2018 we used the LTICP to grant broad-based equity awards to approximately 250,000 eligible team members to acknowledge the important role they play in the Company’s efforts to rebuild trust and show team members that we value their contributions to our long-term success. Amendments to LTICP On February 26, 2019, the Board approved an amendment and restatement (Plan Amendment) of our LTICP. The Plan Amendment will not take effect unless shareholders approve it at our 2019 annual meeting. The primary purposes of the Plan Amendment are as follows: Our Board recommends that you vote FOR the approval of the Amended and Restated Long-Term Executive Compensation Plan.

Shareholder Proposals Our Board recommends that you vote AGAINST proposal 5 Our Company already undertakes incentive compensation risk reviews responsive to the proposal’s concerns through its Incentive Compensation Risk Management (ICRM) program. The Board’s Human Resources Committee oversees the ICRM program, which we have significantly expanded and strengthened in recent years. Through the ICRM program, we review the incentive compensation arrangements of all incentive-eligible roles across our Company for a broad range of actual and potential financial, reputation, and regulatory risks. We have continued to enhance and expand the disclosure in our proxy materials each year about our incentive compensation risk management, including relating to the team members and incentive plans covered by our ICRM program, and changes to our compensation programs. In addition to our efforts to continue to strengthen our ICRM program and practices and consistent with our commitment to transparency, we continue to enhance and expand our proxy disclosure each year about our incentive compensation risk management and the changes to our compensation programs, including in response to the issues raised by this proposal and similar proposals we received in prior years. Below are highlights of certain of those disclosure enhancements in our proxy statements: Item 5 – Shareholder Proposal – Report on Incentive-Based Compensation and Risks of Material Losses Disclosed our elimination of product sales goals for retail banking team members in our branches and call centers on October 1, 2016, the introduction of new compensation and performance management programs in our Community Bank focused on the customer experience within our branches, and enhancements made to our ICRM program and practices. 2019 2018 2017 Expanded disclosure about the ICRM program to include additional information on risks beyond financial risks, including reputation risk, that are taken into account, roles and incentive plans that are covered, enhancements to our ICRM program governance, and our expansion of risk-balancing practices for incentive compensation. Continued to expand disclosure about enterprise performance management framework and expectations for team members, how performance expectations are incorporated into our ICRM program and can affect incentive compensation, risk assessments that serve as an input to overall performance, the number of team members covered by our ICRM program, information on our incentive compensation design process, and enhanced governance that applies to material risk takers identified through our ICRM program.

Shareholder Proposals

Our Board recommends that you vote AGAINST proposal 6

Item 6 – Shareholder Proposal – Report on Global Median Gender Pay Gap

- **Consistent with our core values, we promote diversity and inclusion in every aspect of our business and strive to attract, develop, and retain team members by paying them fairly and competitively.**
- We apply our pay practices consistently regardless of gender, race, or ethnicity and take appropriate actions so that our compensation is fair, equitable, and market-competitive, as reflected by our continued disclosure of the results of our annual pay equity analysis reflecting that Wells Fargo female team members earn more than 99 cents for every $1 earned by their male peers after accounting for factors such as role, tenure, and geography.
- We recognize the importance of the additional issue raised by this proposal and the gap that exists in diversity (women and people of color) representation in various levels of Wells Fargo's and other companies' workforces and are committed to increasing team member diversity and inclusion through inclusive policies and programs that attract, develop, engage, and retain the best talent.
- **The proposed median pay gap does not reflect how our Company measures and monitors our progress in advancing women and increasing their representation in leadership roles within our Company.**
  - The median pay gap metric conflates two important, but different issues – pay equity (i.e., equal pay for equal work) and the representation of females in senior levels of an organization.
  - In addition, the metric does not account for a company's structure, such as geographic location, distribution of businesses, and female or male dominated employee populations.
- We believe that other metrics, including the actual percentage representation of females in senior roles at our Company and trending of that number over time, provide the most relevant information for Wells Fargo and investors to track our progress addressing the representation of females in our workforce in addition to our pay equity analysis disclosure that reflects our commitment to deliver equal pay for equal work.
- As of December 31, 2018, the following are the percentages of female and racial/ethnic diverse representation within leadership levels (levels down from our CEO) and percentage improvement over the last 5 years:

	Females		Racial/Ethnic Diversity	
Organization Hierarchy	**Levels 2-4**	**Levels 5-6**	**Levels 2-4**	**Levels 5-6**
Current representation (as of 12/31/2018)	**41.0%**	**42.1%**	**19.1%**	**21.3%**
% Improvement over last 5 years	+6.2%	+5.2%	+36.6%	+23.8%

Gender Pay Gap

Comparing Men and Women in Similar Jobs at Wells Fargo

Women Earn More Than

99¢

for Every $1 Earned by Men

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Cautionary Statement About Forward-looking Statements Forward looking statement disclaimer This presentation may contain forward-looking statements about our future financial performance and business. Because forward-looking statements are based on our current expectations and assumptions regarding the future, they are subject to inherent risks and uncertainties. Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.